Exhibit 99.1

Golden Nugget Online Gaming Announces Redemption of Public Warrants

Houston, Feb. 4, 2021 (GLOBE NEWSWIRE) – Golden Nugget Online Gaming, Inc. (Nasdaq: GNOG) (“GNOG” or the “Company”) today announced that it will redeem all of its outstanding public warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock (the “Common Stock”) that were issued under the Warrant Agreement, dated as of May 6, 2019 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent (“Continental”), and that remain outstanding following 5:00 p.m. New York City time on March 8, 2021 for a redemption price of $0.01 per warrant. Warrants that were issued under the Warrant Agreement in a private placement and held by the founders of the Company are not subject to this redemption.

Under the terms of the Warrant Agreement, the Company is entitled to redeem all of its outstanding Public Warrants for $0.01 per Public Warrant if the reported closing price of the Company’s Common Stock is at least $18.00 per share on each of twenty trading days within a thirty trading day period ending on the third trading day prior to the date on which a notice of redemption is given. This performance threshold was achieved following the market close on January 28, 2021.

All outstanding Public Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on March 8, 2021, to purchase shares of the Common Stock, at the exercise price of $11.50 per share, payable in cash.

At the direction of the Company, Continental Stock Transfer and Trust Company, in its capacity as warrant agent, has mailed a notice of redemption to each of the registered holders of the outstanding Public Warrants. Holders of Public Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Public Warrants since the process to exercise is voluntary.

The shares of Common Stock underlying the Public Warrants have been registered by the Company under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form S-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-252362).

Questions concerning redemption and exercise of the Public Warrants can be directed to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attention: Compliance Department, telephone number (212) 509-4000.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any GNOG securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Golden Nugget Online Gaming

Golden Nugget Online Gaming is a leading online gaming company that is considered a market leader by its peers and was first to bring Live Dealer and Live Casino Floor to the United States online gaming market. GNOG was the past recipient of 15 eGaming Review North America Awards, including the coveted “Operator of the Year” award in 2017, 2018, 2019 and 2020.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, and the impact of COVID-19 on our business and the economy as a whole, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including the ongoing COVID-19 pandemic that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside GNOG’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the Company’s business combination; costs related to the business combination; the inability to maintain the listing of GNOG’s shares on Nasdaq; GNOG’s ability to manage growth; GNOG’s ability to execute its business plan and meet its projections; potential litigation involving GNOG; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for GNOG’s products and services, and in particular economic and market conditions in the media / entertainment / gaming / software industry in the markets in which GNOG’s operates; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and GNOG’s liquidity, operations and personnel, as well as risks, uncertainties, and other factors described in the section entitled “Risk Factors” in GNOG’s filings with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to the COVID-19 pandemic, except as required by law.

Contact Information

Media Inquiries:

Dancie Perugini Ware Public Relations:

713-224-9115

Dancie Perugini Ware Dancie@dpwpr.com

Katelyn Roche Gosslee, Katelyn@dpwpr.com
Mary Ann Mason, MaryAnn@dpwpr.com

Rick Liem rliem@ldry.com 713-386-7000

Investor Inquiries:

Please email: GNOG-Warrant-Redemption@gnoginc.com

or call: 713-386-8359